CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 61 to Registration
Statement No. 2-33043 of Oppenheimer Capital Income Fund on Form N-1A of our
report dated October 17, 2005, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the
Statement of Additional Information and "Financial Highlights" in the Prospectus,
which is also part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
December 22, 2005